Law office
                        WRIGHT, MCNAMARA, HOMER & DAVIS
                                  P.O. Box 578
                                 445 No Capital
                            Idaho Falls, Idaho 83402

                                October 17, 1985

Ross H. Harmer, President
Rockwood Growth Fund, Inc.
545 Shoup Avenue
Idaho Falls, Idaho 83402

          Re:  Rockwood Growth Fund, Inc.
               registration of indefinite
               number of shares

Dear Mr. Farmer:

     The Rockwood Growth Fund, Inc. proposes to register an indefinite number of the Funds's ten cent par value common stock as permitted by Rule 24F-2 under the Investment Company Act of 1940 ("1940 Act").

     In connection with above mentioned registration you have requested our opinion of counsel regarding the legality of the shares to be registered and sold.

     In preparing our opinion we have reviewed the Articles of Incorporation of of the Fund, confirmation that the Fund is in good standing in the State of Idaho; copies of the Fund's Bylaws that you have represented to be true and correct as amended; the minutes of the meetings or actions of the Fund's Board of Directors that you have represented to us to be true and correct; general business corporation law of the State of Idaho.

     In forming our opinions set forth below, we have relied without independent verification, upon the aforesaid representations of the officers and directors of the Fund, and the representations that the documents described above are true and correct, and our opinion is qualified to the extent of such reliance.

     Based upon the foregoing and subject to the qualification contained therin, it is our opinion that under the general business corporation law of the state of Idaho the indefinite number of shares to be registered, when sold, will be legally issued, fully paid, and non-assessable, provided that a minimum of ten cents per share is received on the sale of the shares, and futher provided that the number of the issued shares does not exceed the number of shares autorized by the Articles of Incorporation of the Fund as amended from time to time.

     We Consent to the filing of this opinion as an exhibit to the registration statement filed with the commissioner and to the use of this opinion in connection with any filing with any state securities agency or commission in any state in which shares are to be offered.

                                        Very truly yours,
                                        WRIGHT, McNAMARA, HOMER & DAVIS

                                        /s/ Harlow J. McNamara
                                        Harlow J. McNamara
                                        Attorney at Law